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                               ARRIS GROUP, INC.
                             EMPLOYEE SAVINGS PLAN

                                   EXHIBIT 23
                         CONSENT OF INDEPENDENT AUDITOR


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-68018) pertaining to the ARRIS Group, Inc. Employee Savings Plan of our report dated June 21, 2002, with respect to the financial statements and schedule of the ARRIS Group, Inc. Employee Savings included in this Annual Report (Form 11-K) for the year ended December 31, 2001.


                                       /s/ ERNST  & YOUNG LLP


Atlanta, Georgia
June 28, 2002


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